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                                                                   Exhibit 10.20
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                      CONFIDENTIALITY, NON-COMPETITION AND
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                        INTELLECTUAL PROPERTY AGREEMENT
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     As an executive associate of a subsidiary of either The Limited, Inc. or
Intimate Brands, Inc. or one of their affiliates (collectively, the "Company"), I have access to or may develop trade secrets, intellectual property, and other confidential or proprietary information ("Confidential Information") of the Company.

     THEREFORE, in consideration of special compensation, in the form of the award (effective with your date of hire) to receive options to acquire 30,000 shares of the common stock of The Limited, Inc. pursuant to the terms of the Plan, and in recognition of the highly competitive nature of the business conduct by the Company, I agree as follows:

     1. I will at all times during and after my employment with the Company faithfully hold the Company's Confidential Information in the strictest confidence, and I will use my best effects and highest diligence to guard against its disclosure to anyone other than as required in the performance of my duties to the Company. I will not use Confidential Information for my personal benefit or for the benefit of any competitor or other person. I understand that Confidential Information includes all information and materials relating to Intellectual Property, as defined below, the Company's trade secrets and all information relating to the Company that the Company has not made available to the public. By way of example, Confidential Information includes information about the Company's products, designs, processes, advertising, marketing, promotional plans, technical procedures, strategies, financial information, and many other types of information and materials. Upon termination of my employment with the Company, regardless of the reason for such termination, I will return to the Company all documents and other materials of any kind that contain Confidential Information. I will not use any confidential information of any third party, including any prior employer, in the course of my work for the Company.

     2. If I leave the Company for any reason whatsoever, then for a period of twelve (12) months after my separation from the Company, I will not directly or indirectly solicit, induce or attempt to influence any associate to leave the employment of the Company, nor will I in any way assist anyone else in doing so.

     3. I understand that my employment with the Company is and at all times shall be "at will," which means that either the Company or I may terminate my employment at any time, for any reason or for no reason. However, if my employment with the Company is terminated by the Company for reasons other than for cause as defined below, I understand that the Company will continue to pay me my weekly base salary for a period of twenty-six (26) weeks, minus the deductions required by law and subject to a deduction for any salary or compensation that I earn from other employment or self-employment during the time period in question, regardless of when such amount is payable. Cause for termination of my employment shall exist in the event I: (1) willfully fail to perform my duties with the Company (other than a failure resulting from my incapacity due to physical or mental illness); or (2) plead "guilty" or "no contest" to or am convicted of an act which is defined as a felony under federal or state law; or (3) engage in willful misconduct in bad faith which could reasonably be expected to materially harm the Company's business or its reputation.

     4. If I decide to resign my employment with the Company, I will provide the Company with thirty (30) days prior written notice.

     5. If I resign my employment or if my employment is terminated by the Company for cause, I will not, for a period of six (6) months after my separation from the Company, directly or indirectly, work for or contribute to the efforts of any business organization that competes, or plans to compete, with the Company or its products.

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      6. I agree that all inventions, designs and ideas conceived, produced, created, or reduced to practice, either solely or jointly with others, during my employment with the Company, including those developed on my own time, which relate to or are useful in the Company's business ("Intellectual Property") shall be owned solely by the Company. I understand that whether in preliminary or final form, such Intellectual Property includes, for example, all ideas, inventions, discoveries, designs, innovations, improvements, trade secrets, and other intellectual property. All Intellectual Property is either work made for hire for the Company within the meaning of the U.S. Copyright Act, or, if such Intellectual Property is determined not to be work made for hire, then I irrevocably assign all right, title and interest in and to the Intellectual Property to the Company, including all copyrights, patents, and/or trademarks.
I will, without any additional consideration, execute all documents and take all other actions needed to convey my complete ownership of the Intellectual Property to the Company so that the Company may own and protect such Intellectual Property and obtain patent, copyright and trademark registrations for it. I agree that the Company may alter or modify the Intellectual Property at the Company's sole discretion, and I wave all right to claim or disclaim authorship. I represent and warrant that any Intellectual Property that I assign to the Company, except as otherwise disclosed in writing at the time of assignment, will be my sole, exclusive, original work. I have not previously invented any Intellectual Property or I have advised the Company in writing of any prior inventions or ideas.

      7. This Agreement cannot be changed in any way unless the Company agrees in writing and this Agreement will be governed by and interpreted in accordance with Ohio law.


Date: January 24, 2000
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Date: January 24, 2000                        /s/ Mark A. Giresi
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                                              Mark Giresi